                 Exhibit 99.1

For immediate release:

Alico, Inc. Announces Third Quarter and Nine Month Financial Results for Fiscal Year 2017 Highlighted by $9.6 Million of Net Income, $34.7 Million of EBITDA, and $28.9 Million of Net Cash Provided by Operating Activities for the Nine Months of Fiscal Year 2017.

Fort Myers, FL, August 7, 2017 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO), today announces financial results for the third quarter and nine months ended June 30, 2017. For the nine month period, the Company earned $1.15 per share compared to $1.25 per share in the prior year. When both periods are adjusted for certain items including merger and acquisition transaction costs, litigation costs, consulting fees, real estate gains and stock compensation expense, the Company earned $1.10 per share in the nine month period of fiscal year 2017 and $1.32 per share in the nine months of fiscal year 2016.

(in thousands, except per share amounts)
	Three Months Ended June 30,				Nine Months Ended June 30,
	2017	2016	Change		2017	2016	Change

Net income	$5,472	$4,670	$802	17.2%	$9,613	$10,375	$(762)	(7.3)%
EBITDA	$15,100	$14,587	$513	3.5%	$34,743	$37,359	$(2,616)	(7.0)%
Earnings per diluted common share	$0.66	$0.56	$0.10	17.9%	$1.15	$1.25	$(0.10)	(8.0)%
Net cash provided by operating activities	$31,649	$22,047	$9,602	43.6%	$28,900	$34,185	$(5,285)	(15.5)%

Alico Citrus Division Results

Alico Citrus completed its 2016-17 harvest season during the quarter ended June 30, 2017. Early and Mid-Season box and pound solids production for the nine months were down 11.5% and 11.0%, respectively, compared to the 2015-16 harvest. Valencia box and pound solids production for the nine months were down 22.2% and 21.1%, respectively, compared to the 2015-16 harvest. The decrease in production was partially offset by increases in prices and pound solids per box. Early and Mid-Season prices increased by 18.0% to $2.56 per pound solid compared to $2.17 last year. Similarly, Valencia prices increased by 13.3% to $2.72 per pound solid compared to $2.40 last year. Early and Mid-Season pound solids per box increased to 5.58 compared to 5.55 last year while Valencia pound solids per box increased to 6.10 compared to 6.01 last year.

The USDA, in its July 12, 2017 Citrus Crop Forecast for the 2016-17 harvest season, indicated that the Florida orange crop finished at approximately 68,700,000 boxes which was down from approximately 81,700,000 boxes for the 2015-16 crop year, a decrease of approximately 15.9%. The Company’s 2016-17 production of all varieties totaled approximately 7,587,000 boxes representing a decrease of approximately 17.8% from the 2015-16 crop year.

Citrus production for the third quarter and nine months ended June 30, 2017 and 2016 is summarized in the following table.

(boxes and pound solids in thousands)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Boxes Harvested:
Early and Mid-Season	—	30	(100.0)%	3,215	3,634	(11.5)%
Valencias	2,819	2,854	(1.2)%	4,044	5,195	(22.2)%
Total Processed	2,819	2,884	(2.3)%	7,259	8,829	(17.8)%
Fresh Fruit	84	52	61.5%	328	401	(18.2)%
Total	2,903	2,936	(1.1)%	7,587	9,230	(17.8)%
Pound Solids Produced:
Early and Mid-Season	—	19	(100.0)%	17,950	20,167	(11.0)%
Valencias	17,194	17,338	(0.8)%	24,661	31,237	(21.1)%
Total	17,194	17,357	(0.9)%	42,611	51,404	(17.1)%

Pound Solids per Box:
Early and Mid-Season	NM	NM	NM	5.58	5.55	0.5%
Valencias	6.10	6.07	0.5%	6.10	6.01	1.5%
Price per Pound Solids:
Early and Mid-Season	NM	NM	NM	$2.56	$2.17	18.0%
Valencias	$2.72	$2.39	13.8%	$2.72	$2.40	13.3%

Alico Citrus continues to focus on efficiency and cost control.  Our cost of sales for the nine months ended June 30, 2017 have decreased by approximately $2,700,000 compared to the nine months ended June 30, 2016 despite the challenges of unusual weather and disease; however, the cost of production per pound solid increased 15.6% to $1.41 for the nine months ended June 30, 2017 as compared to $1.22 in the same period last year because of lower volumes supporting the cost base.

Conservation and Environmental Resources Division Results

Conservation and Environmental Resources (“CER”) revenues for the nine months ended June 30, 2017 totaled $1.8 million compared to $2.5 million in the nine months ended June 30, 2016. The decrease relates primarily to the timing of calf sales. CER held an additional 1,000 calves in inventory at September 30, 2015 which would have historically been sold prior to year-end but were instead sold in the first quarter of fiscal year 2016.

CER operating expenses decreased by $0.8 million for the nine months ended June 30, 2017 compared to the nine months ended June 30, 2016 due to the decrease in pounds sold and a $0.6 million decrease in water conservation related expenses.

Other Corporate Financial Information

Alico continues to invest in information technology, management talent and strategic acquisition activities while simultaneously controlling recurring general and administrative costs. Corporate G&A expenses for the nine months ended June 30, 2017 totaled $10.9 million compared to $9.5 million for the nine months ended June 30, 2016, an increase of $1.4 million. General and administrative costs adjusted for consulting agreements, litigation expenses, stock compensation expense and transaction costs increased by approximately $1.7 million in the first nine months of fiscal 2017 compared to the first nine months of fiscal year 2016. The increase was primarily attributable to executive compensation-related expenses.

Other expense, net was $5.1 million and $7.2 million for the nine months ended June 30, 2017 and 2016, respectively. The decrease of $2.1 million is primarily attributable to a $1.4 million increase in gains on real estate sales and a $0.5 million decrease in interest expense.

The Company paid a third quarter cash dividend of $0.06 per share on its outstanding common stock on July 15, 2017 to shareholders of record at June 30, 2017.

The Company ended the quarter with term debt, net of cash and cash equivalents, of $179.2 million.

Effective June 30, 2017 the Company appointed Mr. Richard Rallo the Chief Accounting Officer. Mr. Rallo will be responsible for all corporate treasury and accounting functions for Alico, Inc. and its subsidiaries.

About Alico

Alico is a holding company with assets and related operations in agriculture and environmental resources, including cattle ranching, water management, and mining. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Senior Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Operating revenues:
Alico Citrus	$49,993	$45,639	$122,537	$135,916
Conservation and Environmental Resources	1,001	877	1,789	2,528
Other Operations	524	337	837	902
Total operating revenues	51,518	46,853	125,163	139,346

Operating expenses:
Alico Citrus	35,059	31,706	90,067	101,030
Conservation and Environmental Resources	1,451	1,399	2,726	3,540
Other Operations	—	65	93	212
Total operating expenses	36,510	33,170	92,886	104,782

Gross profit	15,008	13,683	32,277	34,564
General and administrative expenses	3,709	2,747	10,896	9,521

Income from operations	11,299	10,936	21,381	25,043

Other (expense) income:
Interest expense	(2,223)	(2,470)	(6,924)	(7,448)
Gain (loss) on sale of real estate	157	(284)	1,989	618
Other expense, net	(96)	(120)	(120)	(419)
Total other expense, net	(2,162)	(2,874)	(5,055)	(7,249)

Income before income taxes	9,137	8,062	16,326	17,794
Provision for income taxes	3,665	3,392	6,713	7,419

Net income	5,472	4,670	9,613	10,375
Net loss (income) attributable to noncontrolling interests	7	11	(36)	29
Net income attributable to Alico, Inc. common stockholders	$5,479	$4,681	$9,577	$10,404

Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$0.66	$0.56	$1.15	$1.25
Diluted	$0.66	$0.56	$1.15	$1.25
Weighted-average number of common shares outstanding:
Basic	8,293	8,309	8,315	8,299
Diluted	8,364	8,309	8,340	8,309

Cash dividends declared per common share	$0.06	$0.06	$0.18	$0.18

ALICO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	September 30,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,944	$6,625
Accounts receivable, net	11,844	4,740
Inventories	39,497	58,469
Income tax receivable	275	1,013
Assets held for sale	3,223	—
Prepaid expenses and other current assets	2,419	1,024
Total current assets	67,202	71,871

Property and equipment, net	376,010	379,247
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	325	389
Other non-current assets	1,438	1,692
Total assets	$447,221	$455,445

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,502	$5,975
Accrued liabilities	4,564	6,920
Long-term debt, current portion	4,525	4,493
Income taxes payable	1,539	—
Obligations under capital leases, current portion	8	288
Other current liabilities	947	1,002
Total current liabilities	13,085	18,678

Long-term debt:
Principal amount	184,633	192,726
Less: deferred financing costs, net	(1,819)	(1,980)
Long-term debt less deferred financing costs, net	182,814	190,746
Lines of credit	—	5,000
Deferred tax liability	35,493	31,056
Deferred gain on sale	26,203	27,204
Deferred retirement obligations	4,179	4,198
Obligations under capital leases	9	300
Total liabilities	261,783	277,182

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 shares issued and 8,261,308 and 8,315,535 shares outstanding at June 30, 2017 and September 30, 2016, respectively	8,416	8,416
Additional paid in capital	18,489	18,155
Treasury stock, at cost, 154,837 and 100,610 shares held at June 30, 2017 and September 30, 2016, respectively	(5,863)	(4,585)
Retained earnings	159,587	151,504
Total Alico stockholders' equity	180,629	173,490
Noncontrolling interest	4,809	4,773
Total stockholders' equity	185,438	178,263
Total liabilities and stockholders' equity	$447,221	$455,445

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended June 30,
	2017	2016

Cash flows from operating activities:
Net income	$9,613	$10,375
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of sugarcane land	(422)	(618)
Depreciation, depletion and amortization	11,529	12,088
Deferred income taxes	4,437	7,288
(Gain) loss on sale of property and equipment	(1,338)	626
Non-cash interest expense on deferred gain on sugarcane land	1,060	1,051
Stock-based compensation expense	1,230	635
Other	145	473
Changes in operating assets and liabilities:
Accounts receivable	(7,104)	(10,932)
Inventories	17,350	14,147
Income tax receivable	738	861
Prepaid expenses and other assets	(1,359)	(1,193)
Accounts payable and accrued expenses	(6,826)	(196)
Income tax payable	1,539	—
Other liabilities	(1,692)	(420)
Net cash provided by operating activities	28,900	34,185

Cash flows from investing activities:
Purchases of property and equipment	(11,450)	(9,115)
Proceeds from sale of property and equipment	3,016	—
Other	155	164
Net cash used in investing activities	(8,279)	(8,951)

Cash flows from financing activities:
Proceeds from term loans	—	2,500
Principal payments on revolving lines of credit	(70,770)	(53,882)
Borrowings on revolving lines of credit	65,770	53,882
Principal payments on term loans	(8,061)	(8,080)
Contingent consideration paid	—	(7,500)
Treasury stock purchases	(2,174)	(3,141)
Dividends paid	(1,496)	(1,497)
Capital lease obligation payments	(571)	—
Net cash used in financing activities	(17,302)	(17,718)

Net decrease in cash and cash equivalents	3,319	7,516
Cash and cash equivalents at beginning of the period	6,625	5,474

Cash and cash equivalents at end of the period	$9,944	$12,990

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common stockholders	$5,479	$4,681	$9,577	$10,404
Interest expense	2,223	2,470	6,924	7,448
Provision for income taxes	3,665	3,392	6,713	7,419
Depreciation and amortization	3,733	4,044	11,529	12,088
EBITDA	15,100	14,587	34,743	37,359

Consulting agreement expenses	187	109	475	555
(Gain) loss on sales of real estate	(157)	284	(1,989)	(618)
Litigation expenses related to shareholder lawsuit	—	7	—	410
Employee stock compensation expense	231	38	648	113
Transaction costs	(5)	48	196	550

Adjusted EBITDA	$15,356	$15,073	$34,073	$38,369

Adjusted Earnings Per Diluted Common Share
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common stockholders	$5,479	$4,681	$9,577	$10,404
Consulting agreement expenses	187	109	475	555
Gain (loss) on sales of real estate	(157)	284	(1,989)	(618)
Litigation expenses related to shareholder lawsuit	—	7	—	410
Employee stock compensation expense	231	38	648	113
Transaction costs	(5)	48	196	550
Tax impact	(118)	(204)	275	(421)

Adjusted net income	$5,617	$4,963	$9,182	$10,993

Diluted common shares	8,364	8,309	8,340	8,309

Adjusted Earnings per Diluted Common Share	$0.67	$0.60	$1.10	$1.32

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$31,649	$22,047	$28,900	$34,185
Adjustments for non-recurring items:
Consulting agreement expenses	187	109	475	555
Litigation expenses related to shareholder lawsuit	—	7	—	410
Transaction costs	(5)	48	196	550
Tax impact	(69)	(73)	(276)	(632)
Capital expenditures	(6,477)	(3,184)	(11,517)	(9,115)

Adjusted Free Cash Flow	$25,285	$18,954	$17,778	$25,953

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings before interest expense, provision for income taxes, depreciation and amortization adjusted for consulting agreement expenses, gain (loss) on sales of real estate, litigation expenses related to shareholder lawsuit, employee stock compensation expenses and transaction costs. Adjusted Earnings per Diluted Common Share is defined as net income attributable to common stockholders adjusted for consulting agreement expenses, gain on sales of real estate, litigation expenses related to shareholder lawsuit, employee stock compensation expenses and transaction costs, all adjusted for estimated taxes, divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by operating activities adjusted for consulting agreement expenses, litigation expenses related to shareholder lawsuit and transaction costs, all adjusted for estimated taxes, less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.